Exhibit 99.1

NYSE MKT: LEI

Lucas Energy Announces
Execution of Joint Venture Term Sheet
with Milestone Energy, LLC

For Immediate Release

HOUSTON, TEXAS - (GlobeNewswire) – October 2, 2012 – Lucas Energy, Inc. (NYSE MKT- LEI) an independent oil and gas company (the “Company” or “Lucas”), today announced that the Company has executed a term sheet for a Participation Agreement (commonly called a “joint venture” in the industry) with Milestone Energy, LLC (“Milestone”) for the development of oil and gas properties located in the Gonzales, Wilson, and Karnes Counties, Texas area of the Eagle Ford/Austin Chalk Trend.  The binding provisions of the term sheet call for Milestone to contribute 80% of the cost or value of the acreage to be developed and the Company to contribute 20%, and Milestone will be responsible for 100% of the drilling and completion cost, as well as project generation fees. The Company anticipates Milestone contributing from between $40 million and $100 million to the joint venture pursuant to the terms of a final Participation Agreement.

Milestone Energy, LLC is a Texas limited liability company privately owned and organized by a group of investors located in mainland China and Hong Kong. Milestone is headquartered in Houston, Texas.  Milestone primarily seeks multi-well crude oil investments via participation programs which give them direct ownership positions in the wells. Milestone adheres to a stringent project selection process and vigorous risk-reward analysis to maximize its returns for its investors.

Lucas will be the operator of the properties, contributing its expertise and knowledge of the area as well as making available to the Joint Venture certain acreage it has acquired in the past.  Milestone will earn an 80% working interest in those properties in which Lucas has an undivided interest, and 80% of the Company’s working interest where it has a divided interest in such properties.  Lucas will retain 20% of its current working interest in such properties, with all such working interests being subject to the terms of the final Participation Agreement. The formal Participation Agreement is expected to be finalized, and drilling is anticipated to begin, in late October 2012.

About Lucas Energy, Inc.

Lucas Energy, Inc., a Nevada corporation, is an independent oil and gas company based in Houston, Texas. The Company acquires underdeveloped oil and gas properties, restores production to the properties, and looks for underlying value.  Currently, the Company is active in the Austin Chalk, Eagle Ford, Eaglebine, and Buda trends. Our goal for the current year is production and revenue growth, and expansion of our asset base using joint ventures.

For more information on this and other activities of the Company, please visit the Lucas Energy web site at www.lucasenergy.com.

Company Website:	www.lucasenergy.com

Contacts:
Andrew Lai, CFO	Michael Brette J.D. Advisor
alai@lucasenergy.com	mikebrette@gmail.com
(713) 528-1881	(951) 236-8473

Forward-Looking Statements

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”) and Section 21E of the Securities Act of 1934, as amended (the “Exchange Act”). In particular, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements and are subject to the safe harbor created by these Acts. Any statements made in this news release about an action, projection, event or development, are forward-looking statements. Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration and development of oil and gas. These risks include, but are not limited to, completion risk, dry hole risk, price volatility, reserve estimation risk, regulatory risk, potential inability to secure oilfield service risk as well as general economic risks and uncertainties, as disclosed in the Company’s SEC filings including its Form 10-K and Form 10-Q’s. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.